ITEM 77(Q)(a)(i) - COPIES OF
ANY MATERIAL AMENDMENTS TO THE
REGISTRANT'S CHARTER OR BY-LAWS



AMENDMENT #9
TO THE BY-LAWS
OF
MONEY MARKET OBLIGATIONS TRUST
Effective January 1, 2006
Strike Section 1, Officers,
and Section 2, Election of Officers
from Article I - OFFICERS AND
THEIR ELECTION, and replace with
the following:
Section 1.  Officers. The Officers of
the Trust shall be a President, one
or more Executive Vice
Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Treasurer, and a Secretary. The Board of Trustees, in its discretion, may also elect or appoint one or more Vice
Chairmen of the Board of Trustees
(who need not be a Trustee),
and other Officers or agents,
including one or more Assistant
Vice Presidents, one or more
Assistant Secretaries, and one or
more Assistant Treasurers.  An
Executive Vice President, Senior
Vice President or Vice
President, the Secretary or the
Treasurer may appoint an Assistant
Vice President, an Assistant
Secretary or an Assistant Treasurer,
respectively, to serve until
the next election of Officers.  Two
or more offices may be held by a single
person except the offices of
President and Executive Vice
President, Senior Vice President
or Vice President may not be
held by the same person
concurrently. It shall not be necessary for any Trustee or any Officer to be a holder of shares in any Series or Class of the Trust.
Any officer, or such other person
as the Board may appoint, may
preside at meetings of the shareholders.
Section 2.  Election of Officers.
The Officers shall be elected
annually by the Trustees.  Each
Officer shall hold office for one year
and until the election and
qualification of his successor, or
until earlier resignation or removal.

Strike Sections 1, Chairman of the
Trustees, Section 2, Vice Chairman
of the Trustees, Section 3,
President, and Section 4, Vice President from Article II - POWERS AND DUTIES OF
TRUSTEES AND OFFICERS, and replace
with the following:
Section 1.  Chairman of the Board.
The Board may elect from among
its members a Chairman of
the Board.  The Chairman shall at all
times be a Trustee who meets all
applicable regulatory and
other relevant requirements for
serving in such capacity.  The Chairman
shall not be an officer of
the Trust, but shall preside over meetings of the Board and shall have such other responsibilities in furthering the Board functions as may be assigned from time to time by the Board of Trustees or prescribed by these By-Laws. It shall be understood that the election of any Trustee as Chairman shall not impose on that person any duty, obligation, or liability that is greater than the duties, obligations, and liabilities imposed on that person as a Trustee in the absence of such election, and no Trustee who is so elected shall be held to a higher standard of care by virtue thereof. In addition, election as
Chairman shall not affect in any way
that Trustee's rights or
entitlement to indemnification under the
By-Laws or otherwise by the Trust.
The Chairman shall
be elected by the Board annually to hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed, as herein provided in these By-Laws.
Each Trustee, including the Chairman,
shall have one vote.

Resignation.  The Chairman may resign
at any time by giving written notice
of resignation to the
Board.  Any such resignation shall take
effect at the time specified in such
notice, or, if the time
when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Removal. The Chairman may be removed by majority vote of the Board with or without cause at any time.

Vacancy.  Any vacancy in the office of
Chairman, arising from any cause whatsoever, may be filled for the unexpired portion of the term of the office which shall be vacant by the vote of the Board.

Absence. If, for any reason, the Chairman is absent from a meeting of the Board, the Board may select from among its members who are present at such meeting a
Trustee to preside at such
meeting.

Section 2.  Vice Chairman of the Trustees.
Any Vice Chairman shall perform such duties as may be assigned to him from time to time by the Trustees. The Vice Chairman need not be a Trustee.
Section 3.  President.  The President
shall be the principal executive
officer of the Trust.  He shall
counsel and advise the Chairman.
He shall have general supervision
over the business of the
Trust and policies of the Trust.
He shall employ and define the
duties of all employees, shall
have power to discharge any such
employees, shall exercise general
supervision over the affairs
of the Trust and shall perform such
other duties as may be assigned to
him from time to time by
the Trustees, the Chairman or the
Executive Committee.  The President
shall have the power to
appoint one or more Assistant
Secretaries or other junior officers,
subject to ratification of such
appointments by the Board. The President shall have the power to sign, in the name of and on behalf of the Trust, powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities or other property owned by the Trust, and may, in the name of and on behalf of the Trust, take all such action as the President may deem advisable in entering into agreements to purchase securities or other property in the ordinary course of business, and to sign representation letters in the course of buying securities or other property.

Section 4.  Vice President.
The Executive Vice President,
Senior Vice President or Vice
President, if any, in order of
their rank as fixed by the Board
or if not ranked, a Vice President
designated by the Board, in the
absence of the President shall
perform all duties and may exercise
any of the powers of the President
subject to the control of the Trustees.
Each Executive Vice
President, Senior Vice President and
Vice President shall perform
such other duties as may be
assigned to him from time to time
by the Trustees, the Chairman,
the President, or the Executive
Committee.  Each Executive Vice President,
Senior Vice President and
Vice President shall be
authorized to sign documents on
behalf of the Trust.  The Executive
Vice President, Senior Vice
President and Vice President shall
have the power to sign, in the name
of and on behalf of the
Trust and subject to Article VIII,
Section 1, powers of attorney, proxies,
waivers of notice of
meeting, consents and other instruments
relating to securities or other
property owned by the
Trust, and may, in the name of and on
behalf of the Trust, take all
such action as the Executive
Vice President, Senior Vice President
or Vice President may deem
advisable in entering into
agreements to purchase securities or
other property in the ordinary course
of business, and to sign
representation letters in the course
of buying securities or other property.